Exhibit 99.1

Global Infrastructure Finance & Development Authority, Inc.

July 24, 2023

Mr. Robert Choiniere, CEO

2575 Eastern Blvd

Suite 103

York Pa 17402

Re:	Taking on additional assignments for the company resigning from Board of Directors

Dear Mr. Choiniere:

I have chosen to take another position within the Company, therefore, I respectfully resign from this position as member of the Board of Directors.

I believe I can serve in the best interest of the Company by taking the new position. Should you have any need during this transition please don’t hesitate to let me know.

Sincerely,

Robert Todd Reynold

Global Infrastructure Finance & Development Authority Inc.

Global Infrastructure Finance & Development Authority, Inc. 2575 Eastern Blvd. York, PA 17402

717-318-9281 – Main # 717- 318-9281 FAX 717-751-2400 www.GIFDA.com